EXHIBIT 99.1

JRJR Networks to Address

Notification of Noncompliance

With NYSE MKT Continued Listing Standards

For Immediate Release

(Dallas, TX, December 11, 2017) - JRjr33, Inc., doing business as JRJR Networks [NYSE MKT: JRJR] has received a notification (the “Notification Letter”) from the NYSE American LLC (the “Exchange”) that the Company is not in compliance with certain NYSE MKT continued listing standards relating to the minimum selling price of a listed security.

Specifically, the Notification Letter indicated that the Company is not in compliance with Section 1003(f)(v). The securities have been selling for a low price per share for a substantial period of time and, pursuant to Section 1003(f)(v) of the NYSE American Company Guide, the Company's continued listing is predicated on it taking appropriate steps to demonstrate sustained price improvement within a reasonable period of time, which the staff determined to be no later than June 5, 2018.

The Company’s common stock will continue to be listed on the NYSE MKT while it attempts to regain compliance with the listing standards noted, subject to the Company’s compliance with other continued listing requirements. The Company’s common stock will continue to trade under the symbol “JRJR,” but will have an added designation of “BC” to indicate that the Company is not in compliance with the Exchange’s listing standards. The Exchange notification does not affect the Company’s business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of the Company’s material agreements.

About JRJR Networks (www.jrjrnetworks.com)

JRJR Networks is a growing platform of direct-to-consumer brands. Within JRJR Networks, each company retains its separate identity, sales force, product line and compensation plan, while JRJR Networks seeks synergies and efficiencies in operational areas. JRJR Networks companies currently include The Longaberger Company, a 42-year old maker of hand-crafted baskets and other home decor items; Your Inspiration At Home, an award-winning maker of hand-crafted spices and other gourmet food items from around the world; Tomboy Tools, a direct seller of tools designed for women; Agel Enterprises, a global seller of nutritional products in gel form as well as a skin care line, operating in 50 countries; Paperly, which offers a line of custom stationery and other personalized products; Uppercase Living, which offers a line of customizable vinyl expressions for display on walls in the home; Kleeneze, a 95-year old UK-based catalog seller of cleaning, health, beauty, home, outdoor and a variety of other products, and Betterware, a UK-based home catalog seller. JRJR Networks also includes Happenings, a lifestyle publication and marketing company.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," or "will" or the negative of these terms or other comparable terminology and include statements regarding the Company’s ability to address its low stock price.  These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, our ability to take appropriate steps to demonstrate sustained price improvement within a reasonable period of time and regain compliance with the continued listing standards by June 5, 2018, our ability to comply with other continued listing requirements of the Exchange and the other risks outlined under "Risk Factors" in our Annual Report on Form 10-K for our fiscal year ended December 31, 2016 and our other filings with the SEC, including subsequent reports on Form 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact:

Media Contact: Brenton Baker (brenton.baker@jrjrnetworks.com)